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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):  February 8, 1995


                         FIRST UNITED BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)



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
           ARKANSAS                       0-11916                    71-0538646
  (State or other jurisdiction          (Commission                 (IRS Employer
      of incorporation)                 File Number)                Identification
                                                                       Number)
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            MAIN AND WASHINGTON STREETS, EL DORADO, ARKANSAS  71730
               (Address of principal executive offices)     (Zip Code)



      Registrant's telephone number, including area code:  (501) 863-3181
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On January 31, 1995, First United Bancshares, Inc., El Dorado, Arkansas ("First United"), acquired all of the issued and outstanding common stock of FirstBank, Texarkana, Texas ("FirstBank"), pursuant to an Agreement and Plan of Reorganization, dated July 28, 1994 ("Agreement"), whereby First United established a wholly owned subsidiary company under the name of First United of Texas, Inc. ("First Texas"), being incorporated under the laws of the State of Arkansas, and said First Texas in turn created an interim bank under the laws of the State of Texas which merged with and into FirstBank. After consummation of the Agreement, First United owns one hundred percent (100%) of the issued and outstanding common stock of First Texas. First Texas owns all of the 107,747 shares of common stock of FirstBank. As consideration for the purchase of these shares, First United paid to the stockholders of FirstBank an aggregate purchase price of $25,000,000.00, less $200,000.00 which was escrowed pending the resolution of certain litigation.

         FirstBank is a Texas state bank having its principal office in Texarkana, Texas, with operating branch offices in New Boston, Pleasant Grove, Hooks, Maude and Red Water, Texas. As of February 1, 1995, FirstBank had total assets of $154,770,003.00, deposits of $135,470,639.00, and total capital of $17,650,000.00.

         As a result of the consummation of the Agreement, First United had consolidated assets of approximately $1.27 billion, consolidated deposits of $1.09 billion, and consolidated stockholders' equity of $109 million. In addition to FirstBank, First United wholly owns and operates seven other bank subsidiaries located in El Dorado, Magnolia, Fort Smith, Camden, Alma, Stuttgart, and Melbourne, Arkansas.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         It is impracticable to provide the audited financial statements of FirstBank, Texarkana, Texas as of December 31, 1994 and 1993 and for the years then ended and the pro-forma financial information of First United and FirstBank, Texarkana, Texas as of and for the year ended December 31, 1994, at the time of this current report on Form 8-K. First United shall file such statements under cover of Form 8-K/A as soon as practicable, but not later than 60 days after this report on Form 8-K must be filed.

         (2)     Exhibits.

                               INDEX TO EXHIBITS

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
Exhibit No.               Description of Exhibit
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
      2                   Agreement and Plan of Reorganization between First United Bancshares, Inc. and FirstBank,
                          Texarkana, Texas and Sellers, as defined therein, and  Plan of Merger attached as Exhibit A thereto dated July 28, 1994.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                         FIRST UNITED BANCSHARES, INC.
                                         (REGISTRANT)


                                         By  /s/ John E. Burns
                                             ---------------------------------
                                             John E. Burns, Vice President and
                                              Chief Financial Officer

Date:  February 8, 1995